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Exhibit 24.1

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that DAMARK INTERNATIONAL, INC., a Minnesota corporation (the "Company"), and each of the undersigned directors of the Company, hereby constitutes and appoints Mark A. Cohn and Stephen P. Letak and each of them (with full power to each of them to act alone) its/his true and lawful attorney-in-fact and agent, for it/him and on its/his behalf and its/his name, place and stead, in any and all capacities to sign, execute, affix its/his seal thereto and file one or more Registration Statements on Form S-8 or any other applicable form under the Securities Act of 1933, as amended, and amendments thereto, including pre-effective and post-effective amendments, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, relating to (i) an additional 400,000 shares of the Company's Class A common stock, par value $.01, (the "Common Stock"), reserved for issuance with respect to the Company's 1991 Stock Option Plan (the "Plan"), as amended and to permit new options to be granted under the Plan with respect to shares as to which options have been exercised (ii) 400,000 shares of Common Stock reserved for issuance with respect to nonqualified stock options granted to Mark A. Cohn, (iii) 20,000 shares of Common Stock reserved for issuance with respect to nonqualified stock options granted to Stephen J. Hemsley, and (iv) 25,000 shares of Common Stock purchasable by non-employee directors of the Company pursuant to the Non-Employees Director Stock Purchase Plan.

    There is hereby granted to said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in respect of the foregoing as fully as it/he or itself/himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    This Power of Attorney may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument and any of the undersigned directors may execute this Power of Attorney by signing any such counterpart.

    IN WITNESS WHEREOF, DAMARK INTERNATIONAL, INC. has caused this Power of Attorney to be executed in its name by its Chairman on the 3 day of May, 1999.

                      DAMARK INTERNATIONAL, INC.

By:	/s/ MARK A. COHN Mark A. Cohn
Chairman, President and Chief Executive Officer

    The undersigned, directors of DAMARK INTERNATIONAL, INC., have hereunto set their hands as of the 3 day of May, 1999.

/s/ MARK A. COHN Mark A. Cohn	/s/ HAROLD ROITENBERG Harold Roitenberg
/s/ THOMAS A. CUSICK Thomas A. Cusick	/s/ RALPH STRANGIS Ralph Strangis
/s/ JACK W. EUGSTER Jack W. Eugster	/s/ JOEL N. WALLER Joel N. Waller
/s/ STEPHEN J. HEMSLEY Stephen J. Hemsley

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Exhibit 24.1